                      EXHIBIT 24

                  POWER OF ATTORNEY



KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Peter H. Kelley, Ronald J. Endres, Dennis K. Morgan and David J. Kvapil, acting individually or together, as such person's true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and revocation, to act in any capacity for such person and in such person's name, place and stead in executing the Registration Statement on Form S-8 and any amendments thereto, and filing said Registration Statement, together with all exhibits thereto and any other documents connected therewith, with the Securities and Exchange Commission for the purpose of registering shares of Southern Union common stock in connection with the Southern Union Company Pennsylvania Division Employees' Savings Plan.



Dated: October 29, 1999


JOHN E. BRENNAN                  GEORGE L. LINDEMANN
---------------                  -------------------
John E. Brennan                  George L. Lindemann



FRANK W. DENIUS                  ROGER J. PEARSON
---------------                  ----------------
Frank W. Denius                  Roger J. Pearson



AARON I. FLEISCHMAN              GEORGE ROUNTREE, III
-------------------              --------------------
Aaron I. Fleischman              George Rountree, III



PETER H. KELLEY                  DAN K. WASSONG
---------------                  --------------
Peter H. Kelley                  Dan K. Wassong



ADAM M. LINDEMANN                KURT A. GITTER, M.D.
-----------------                --------------------
Adam M. Lindemann                Kurt A. Gitter